Exhibit 4.16

FIRST SUPPLEMENTAL INDENTURE

among

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer,

and

THE BANK OF NEW YORK MELLON,

as Trustee, Paying Agent, Security Registrar and Transfer Agent

October 20, 2015

$1,000,000,000

FIXED RATE SENIOR NOTES DUE 2020

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2
Section 1.02.	Conflict with Trust Indenture Act	7
Section 1.03.	Effect of Headings and Table of Contents	8
Section 1.04.	Successors and Assigns	8
Section 1.05.	Separability Clause	8
Section 1.06.	Benefits of Supplemental Indenture	8
Section 1.07.	Governing Law	8
Section 1.08.	Execution in Counterparts	8
Section 1.09.	Recitals by the Issuer	8
Section 1.10.	Ratification and Incorporation of Original Indenture	8

ARTICLE 2
SECURITIES

Section 2.01.	Creation of Securities	9
Section 2.02.	Limitation on Aggregate Principal Amount of Securities	9
Section 2.03.	Payment of Principal	9
Section 2.04.	Interest and Interest Rate	9
Section 2.05.	Denominations, Minimum Purchase Amount	10
Section 2.06.	Paying Agent	10
Section 2.07.	Security Certificates	13
Section 2.08.	Redemption	13
Section 2.09.	Amended Provisions of Original Indenture	14
Section 2.10.	Deleted Provisions of Original Indenture	34
Section 2.11.	Certificated Securities and Authentication	34
Section 2.12.	Agreement with Respect to the Exercise of Spanish Bail-in Power	34
Section 2.13.	Tax Compliance	35
Section 2.14.	Notices	36

EXHIBIT A	Form of Security Certificate Representing Securities	A-1
EXHIBIT B	Procedures to be Performed by the Issuer and the Paying Agent in Connection with Spanish Law 10/2014, of June 26, as amended, and Royal Decree 1065/2007, of July 27, as amended	B-1

i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 20, 2015, is among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer” or the “Company”) and The Bank of New York Mellon, having its Corporate Trust Office located at 101 Barclay Street, New York, NY 10286 and acting (except with respect to its role as security registrar) through its London Branch at One Canada Square, London E14 5AL, United Kingdom as trustee (the “Trustee”, which term includes any successor Trustee), paying agent (the “Paying Agent”, which term includes any successor Paying Agent), security registrar and transfer agent (the “Supplemental Indenture”).

WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of July 25, 2013 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein shall, as modified and supplemented herein with respect to the Securities (as this term is defined in Section 2.01 below), apply to the Securities (as this term is defined in Section 2.01 below), and the Original Indenture, as modified and supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, Section 3.01 of the Original Indenture provides that the Issuer may establish a new series of Securities pursuant to a supplemental indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that the Issuer may establish the terms of a new series of Securities pursuant to a supplemental indenture, including by modifying certain provisions of the Original Indenture with respect to such new series of Securities, pursuant to Section 9.01(c) and Section 9.01(j) of the Original Indenture;

WHEREAS, the Issuer proposes to create a new series of Securities under the Indenture;

WHEREAS, Erik Schotkamp, acting pursuant to resolutions duly adopted by the Board of Directors of the Issuer on September 30, 2015, has authorized the issuance of the Securities (as this term is defined in Section 2.01 below) in an aggregate principal amount of $1,000,000,000 and with the terms and conditions referred to in this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” means an Article or a Section, as the case may be, of this Supplemental Indenture;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) all terms used but not defined in this Supplemental Indenture, which are defined in the Original Indenture, shall have the meanings assigned to them in the Original Indenture;

(f) for the benefit of the Holders of the Securities only, Section 1.01 of the Original Indenture shall be amended by adding the following new definitions:

“Amounts Due” with respect to the Securities means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts, premium (if any) and sinking fund payments (if any) due on the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein).

“Early Intervention” means, with respect to any Regulated Entity (as defined herein), that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined herein), as amended from time to time.

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the Recovery and Resolution of Credit Institutions and Investment Firms (Ley de Recuperación y Resolución de Entidades de Crédito y Empresas de Servicios de Inversión).

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under Article 1.2 of Law 11/2015, as amended from time to time.

“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (CNMV) and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to the transposition of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended from time to time, and (iii) any other instruments, rules or standards made in connection with either (i) or (ii), pursuant to which any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period);

(g) for the benefit of the Holders of the Securities only, the following definitions contained in Section 1.01 of the Original Indenture shall be amended and restated as follows:

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which principal corporate trust office at the date hereof is located at 101 Barclay Street, New York, NY 10286 and the Indenture will be administered by The Bank of New York Mellon acting through its London Branch at One Canada Square, London E14 5AL, United Kingdom or such other location in New York or England as notified by the Trustee to the Company from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not open for general business.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company), in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02; and

(iv) any such Security which has been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or such other obligor.

“Procedimientos Concursales” means, collectively, any proceedings relating to the insolvency (concurso), dissolution or winding up of the Company or any other proceeding which requires the application of the priorities provided by the Spanish Insolvency Law (Ley Concursal), the Spanish Commercial Code (Código de Comercio), the Spanish Civil Code (Código Civil) and any other applicable Spanish laws.

“Resolution” means, with respect to any Regulated Entity, that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015, as amended from time to time; and

(h) the following terms used in this Supplemental Indenture shall have the following meanings:

“Business Day” means a day (other than a Saturday or a Sunday) on which (i) foreign exchange markets are open for business in New York City that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City and (ii) the TARGET2 system is open.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Company” means the Person named as “Company” in the first paragraph of this Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Depositary” means The Depository Trust Company and its successors.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer.

“Interest Payment Date” has the meaning ascribed in Section 2.04(b).

“Issuer” means the Person named as “Issuer” in the first paragraph of this Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person, and any other obligor upon the Securities.

“Maturity Date” means October 20, 2020.

“OECD Country” means any country that is a member of the Organization for Economic Cooperation and Development.

“Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this Supplemental Indenture.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to Exhibit B (attached hereto), pursuant to Section 2.06.

“Prospectus Supplement” means the Final Prospectus Supplement dated October 13, 2015 and filed with the SEC on October 15, 2015 relating to the offering of the Securities.

“Redemption Date” has the meaning ascribed in Section 2.08.

“Redemption Price” has the meaning ascribed in Section 2.08.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Regular Record Date” means the 15th calendar day before the applicable Interest Payment Date.

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and made available for payment to Holders, notice to that effect is duly given to the Holders in accordance with the Indenture.

“Securities” has the meaning ascribed in Section 2.01.

“Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended in accordance with the terms of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the Securities to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

“Trustee” means the Person named as “Trustee” in the first paragraph of this Supplemental Indenture.

Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.04. Successors and Assigns. All covenants and agreements in this Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.05. Separability Clause. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06. Benefits of Supplemental Indenture. Nothing in the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.07. Governing Law. This Supplemental Indenture and the Securities, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Supplemental Indenture and the authorization, issuance and execution by the Company of the Securities shall be governed by and construed in accordance with Spanish law.

Section 1.08. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.09. Recitals by the Issuer. The recitals in this Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 1.10. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the Securities, the Original Indenture is in all respects ratified and confirmed, including without limitation Section 6.07 of the Original Indenture (as modified and supplemented herein), and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

ARTICLE 2

SECURITIES

Section 2.01. Creation of Securities. There is hereby created a new series of securities to be issued under the Indenture, to be designated as Fixed Rate Senior Notes due 2020 (the “Securities”). The Securities have been designated as series BONOS SIMPLES OCTUBRE 2015-SEC4 of the Issuer in the public deed of issuance executed by the Capital and Funding Management Director of the Issuer on October 14, 2015 and registered with the Mercantile Registry of Vizcaya on October 15, 2015.

Section 2.02. Limitation on Aggregate Principal Amount of Securities. The aggregate principal amount of the Securities shall initially be limited to $1,000,000,000 (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.05, 3.06, 3.07, 9.05 or 11.07 of the Original Indenture or the terms of such Securities and except for any Securities that, pursuant to Section 3.03 of the Original Indenture (as amended herein), are deemed never to have been authenticated and delivered thereunder). The Issuer may from time to time, without the consent of the Holders of Securities, create and issue further securities having the same terms and conditions as the previously issued Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.

Section 2.03. Payment of Principal. The principal of the Outstanding Securities shall be due and payable on the Maturity Date.

Section 2.04. Interest and Interest Rate. (a) The Securities will bear interest from and including October 20, 2015 at an annual rate of 3.000%.

(b) The Issuer will pay interest in arrears on the Securities semi-annually on April 20 and October 20 of each year, beginning on April 20, 2016 up to, and including, the Maturity Date (each an “Interest Payment Date”) or any date of earlier redemption.

(c) Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including October 20, 2015 to but excluding April 20, 2016.

(e) If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Maturity Date or date of earlier redemption of any Security is not a Business Day, payment of principal and interest on the applicable Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Maturity Date or date of earlier redemption.

(g) Interest on each Security will be paid only to the Person in whose name such Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

Section 2.05. Denominations, Minimum Purchase Amount. The Securities may be issued in minimum denominations of $1,000 with increments of $1,000 thereafter. The minimum initial purchase amount of the Securities is $200,000.

Section 2.06. Paying Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Securities, and the Paying Agent hereby accepts such appointment.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Securities.

(c) The Issuer and the Paying Agent shall, in connection with any Interest Payment Date or Redemption Date (other than a Redemption for Failure to List (as defined herein)), comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer. If the timely provision of a duly executed and completed Payment Statement is no longer necessary under Spanish law to allow payments on the Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes, this Section 2.06(c) of this Supplemental Indenture shall cease to be in effect and the Issuer and the Paying Agent shall no longer be required to comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer with respect to any Interest Payment Date or Redemption Date occurring on or after the date on which the timely provision of such Payment Statement is no longer necessary under Spanish law to allow payments on the Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes. Notwithstanding anything contained herein to the contrary, the Paying Agent shall not be liable for any amounts owed to any person due to its failure to properly comply with the tax procedures referred to in this Section 2.06(c) of this Supplemental Indenture except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees.

(d) So long as any principal amount of the Securities remains outstanding, the Issuer shall, insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision by the Paying Agent of a duly executed and completed Payment Statement in respect of the payments referred to in this Section 2.06 of this Supplemental Indenture under the Securities or the collection of any other documentation concerning the Securities that may be required under Spanish law to allow payments on the Securities to be made free and clear of Spanish withholding tax.

(e) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or (B) written instructions from the Issuer.

(ii) In acting under the Indenture and in connection with the Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of such Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Issuer.

(v) The Paying Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to the Company providing a copy of such notice to the Trustee. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent. A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in The City of New York, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.

Section 2.07. Security Certificates

(a) The Securities shall initially be represented by one or more Global Certificates substantially in the form of Exhibit A (attached hereto), which shall be deposited with a custodian for the Depositary and the Securities represented thereby will be registered in the name of a nominee of the Depositary, for the accounts of participants in the Depositary.

(b) Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Beneficial interests in any Securities represented by a Global Certificate will be exchangeable for Securities represented by Definitive Certificates only if: (i) the Depositary notifies the Issuer that it is unwilling, unable or ineligible to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 60 days after the date of such notice from the Depositary, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities.

(d) Upon the occurrence of any of the events specified in Section 2.07(c)(i), (ii) or (iii) above, Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depositary in accordance with its customary procedures.

Section 2.08. Redemption. (a) The provisions of Article 11 of the Original Indenture (as modified in this Supplemental Indenture) will apply to the Securities. The “Redemption Price” means: (A) with respect to any Securities to be redeemed other than pursuant to Section 11.08 of the Original Indenture or Section 2.08(b) of this Supplemental Indenture, an amount equal to the greater of: (x) 100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (as defined below) of such Securities and (y) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the Redemption Date) discounted to the Redemption Date of the Securities being redeemed on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points for the Securities being redeemed, plus accrued and unpaid interest on the principal amount of such Securities (or any portion thereof) being redeemed to, but excluding, the Redemption Date of the Securities (or any portion thereof) being redeemed; and (B) with respect to any

Securities to be redeemed pursuant to Section 11.08 of the Original Indenture or Section 2.08(b) of this Supplemental Indenture, an amount equal to their principal amount, together with accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date. The “Redemption Date” of any Securities to be redeemed will be any Business Day fixed by the Issuer for redemption of such Securities and specified in the applicable notice of redemption provided by the Issuer to the Trustee pursuant to Section 11.02 of the Original Indenture (as modified in this Supplemental Indenture).

(b) If the Securities are not listed on an organized market in an OECD Country by the date that is 45 days prior to the first Interest Payment Date, the Issuer may, at its election, and having given no less than 15 days’ notice to the Holders, redeem all of the Outstanding Securities at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (a “Redemption for Failure to List”); provided that from and including the issue date of such Securities to and including such Interest Payment Date, the Issuer will use its reasonable efforts to obtain or maintain such listing, as applicable. In the event of a Redemption for Failure to List, if required by the relevant Spanish law and regulation, the Issuer will withhold tax and will pay interest in respect of the principal amount of the Securities redeemed net of the Spanish withholding tax applicable to such payments. If this were to occur, beneficial owners would have to follow the direct refund from Spanish tax authorities procedures set forth in Annex A to the Prospectus Supplement (or such procedures as may be required by the relevant Spanish law and regulation from time to time, if applicable) to apply directly to the Spanish authorities for any refund to which they may be entitled.

Section 2.09. Amended Provisions of Original Indenture. (a) Section 1.04 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 1.04. Acts of Holders; Meetings; Record Dates. (a) Except as otherwise provided under this Indenture or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of such series may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

(d) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of: (i) any declaration of acceleration referred to in Section 5.02; (ii) any request to institute proceedings referred to in Section 5.07(i); or (iii) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

(e) With respect to any record date set pursuant to this Section with respect to the Securities of a series, the party or parties hereto which set such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the first Business Day following the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be designated later than the 180th day after the applicable record date and, if an Expiration Date is not designated, with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

(f) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent, waiver or other Act is made upon such Security.”

(b) Section 1.06 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 1.06. Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

(b) Any notice which is given in the manner provided in this Section 1.06 shall be conclusively presumed to have been duly given or provided. Without limiting the generality of the foregoing, in any case where notice to Holders of Securities is given by mail as provided by this Section 1.06, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.”

(c) Section 1.08 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.”

(d) Section 1.13 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 1.13. Governing Law and Waiver of Jury Trial. This Indenture and the Securities (except as set forth therein) shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Indenture and the authorization, issuance and execution by the Company of the Securities shall be governed by and construed in accordance with Spanish law. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities or any transaction related hereto or thereto to the fullest extent permitted by applicable law.”

(e) Section 2.04 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 2.04. Forms of Legends for Global Securities. Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear legends in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.”

(f) The second paragraph of Section 3.03 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities. All other paragraphs of Section 3.03 of the Original Indenture shall continue to apply to the Securities.

(g) Sections 4.01(b) and 4.01(c) of the Original Indenture shall be renumbered as Sections 4.01(c) and 4.01(d), respectively, with respect to the Securities only and, with respect to the Securities only, the following provision shall be added to Section 4.01 of the Original Indenture and shall apply to the Securities:

“(b) In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of Securities which results in the cancellation, or the conversion into other securities, of all the Amounts Due on the Securities of such series or such Securities otherwise ceasing to be outstanding, the Indenture shall be satisfied and discharged as to such series.”

(h) Section 4.04 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 4.04. Prescription. All claims made against the Company for payment of principal of, interest or Additional Amounts on, or in respect of, the Securities shall become void unless made within ten years (in the case of principal) and five years (in the case of interest and Additional Amounts) from the later of the date on which such payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.”

(i) Section 5.01 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating a particular series of Securities or in the Officer’s Certificate for such series, and except as set forth in the last paragraph of this Section 5.01:

(a) default by the Company in the payment of the principal of any Security of such series when due and payable at its Maturity and such default is not remedied within 14 days; or

(b) default by the Company in the payment of any interest on or any Additional Amounts payable in respect of any Security of such series when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days; or

(c) default by the Company in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a Security of such series, and such default is not remedied in 30 days; or

(d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by any Holder or the Holders of any Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Company or an order of any competent court or administrative agency is made or a resolution is passed by the Company for the dissolution or winding up of the Company (except (i) in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the Holders of the Securities of such series or (ii) where the entity resulting from any such reconstruction or merger or amalgamation is a Financial Institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Company immediately prior to such reconstruction or merger or amalgamation); or

(f) the Company is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by the Company to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to the Company or of a substantial part of the assets of the Company (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days); or

(g) the Company (except (i) for the purpose of an amalgamation, merger or reconstruction approved by an Act of the Holders of the Securities of such series or (ii) where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Company immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

(h) a holder of a security interest takes possession of the whole or any substantial part of the assets or business of the Company or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to the Company or in relation to the whole or any substantial part of the business or assets of the

Company (in each case, other than in connection with a Resolution or an Early Intervention with respect to the Company), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of the Company and is not discharged within 30 days.

For the purpose of paragraphs (f), (g) and (h) a report by the external auditors from time to time of the Company as to whether any part of the business or assets of the Company is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding any other provision in this Section 5.01, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under paragraphs 5.01(e) and 5.01(f) above with respect to the Securities of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Securities of any series, the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of any series will constitute an Event of Default. In addition, no repayment or payment of Amounts Due on the Securities of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.”

(j) Section 5.08 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 5.08. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts. Except as set forth in the immediately following paragraph, notwithstanding any other provision in this Indenture and in any Security, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.08) interest on, and any Additional Amounts with respect to, such Security on or after the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder, except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The Securities of any series may be subject to the exercise of the Spanish Bail-in Power, and no Holder of any Security shall have any claim against the Company in connection with or arising out of any such exercise. No repayment or payment of Amounts Due on the Securities of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.”

(k) Except as set forth below, all provisions of Section 6.07 of the Original Indenture shall continue to apply to the Securities:

(i) Section 6.07(c) of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“(c) Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.07. The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture including any termination under any bankruptcy law and any exercise of the Spanish Bail-in Power with respect to the Securities of any series.”

(ii) With respect to the Securities only, the following provision shall be added to Section 6.07 of the Original Indenture and shall apply to the Securities:

“(e) For the avoidance of doubt, any and all amounts due and owing to the Trustee under this Section 6.07 shall be payable within 6 (six) days of the date on which the Trustee can demand payment hereunder for purposes of this Indenture and for purposes of Article 44(2)(e) and Article 55 of the Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time, as implemented in the Kingdom of Spain.”

(l) Section 6.09 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of Outstanding Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees with respect to such series of Securities.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by instructing such successor Trustee to mail written notice of such event by first class mail, postage prepaid, to the Holders of Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.”

(m) Section 6.10(d) of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“(d) No Person shall accept its appointment hereunder as a successor Trustee with respect to the Securities of a series unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.”

(n) Article 8 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provisions:

“ARTICLE 8

CONSOLIDATION, MERGER AND SALES; ASSUMPTION

Section 8.01. Company May Consolidate, etc. Subject to Section 5.01, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation, amalgamation or merger of the Company with or into any other Person or Persons

(whether or not affiliated with the Company), or successive consolidations, amalgamations or mergers in which the Company or the successor or successors of the Company shall be a party or parties, or shall prevent any sale, conveyance or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided that the corporation formed by or into which the Company is consolidated, amalgamated or merged shall assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all Securities in accordance with the provisions of such Securities and this Indenture, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

Section 8.02. Successor Person Substituted. In the event of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 and Section 5.01 above or any assumption of obligations permitted by Section 8.03, Additional Amounts under the Securities will thereafter be payable in respect of taxes imposed by the acquiring corporation’s, or the resulting corporation’s, or the successor corporation’s, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain. The acquiring, resulting or successor corporation, as the case may be, will also be entitled to redeem the Securities in the circumstances described in Section 11.08(a) with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such corporation’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 and Section 5.01 or the assumption of obligations permitted by Section 8.03, as the case may be, if the successor entity is not incorporated or tax resident in the Kingdom of Spain. In the event of assumption of the Company’s obligations in connection with a merger, consolidation, sale, conveyance or lease of substantially all of its assets, the Company shall be released from all obligations and covenants under this Indenture or the Securities, as the case may be.

Section 8.03. Assumption of Obligations. Subject to applicable law and regulation, with respect to the Securities of any series, unless otherwise specified in accordance with Section 3.01, any holding company of the Company or any wholly-owned subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal, interest, Additional Amounts, premium (if any) and sinking fund payments (if any) on any series of Securities in accordance with the provisions of such Securities and this Indenture and the performance of every covenant of this Indenture and such series of Securities on the part of the Company to be performed or observed provided, that:

(a) the successor entity shall expressly assume such obligations by an amendment to this Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in a form satisfactory to the Trustee;

(b) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with; and

(d) immediately prior to such assumption, the successor entity shall have ratings for long-term senior and subordinated debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. which are the same as, or higher than, the credit rating for long-term senior and subordinated debt of the Company (or, if applicable, the previous successor entity).

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Securities except as provided in clause (a) of this Section 8.03.”

(o) Section 9.01 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of a series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

(c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(e) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article 4; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or

(h) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities; or

(i) to secure the Securities; or

(j) to delete, amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding; or

(k) to delete, amend or supplement any provision contained herein or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.”

(p) Section 9.02(a) of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent, as evidenced in an Act or Acts, as the case may be, of the Holders of not less than a majority in principal amount of the Outstanding Securities of each such series affected by such supplemental indenture voting as a class, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to the Indenture; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.08 and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(iv) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof, except in each case with respect to any modification or amendment of the Indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (in which case neither the consent nor the affirmative vote of any Holder of an Outstanding Security affected shall be required).”

(q) Section 10.04 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 10.04. Additional Amounts. The provisions of this Section 10.04 shall be applicable to the Securities of each series except as specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the Officer’s Certificate for such series of Securities. The Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied by or on behalf of the Kingdom of Spain (the “Taxing Jurisdiction”) or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amount paid to the Holder of such Security under this Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security to which such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant depositary;

(b) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment;

(c) except where the tax, assessment or other governmental charge is imposed or levied on amounts paid on the Securities as a result of the Securities not being listed on an OECD Country (other than the amounts to be paid by the Company in connection with (f) below) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(d) where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directives;

(e) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(f) in the event that the Securities are redeemed pursuant to Section 11.08(b) hereof.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

For the avoidance of doubt, no Additional Amounts will be paid by the Company or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the Securities where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections

1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

For the purposes of (b) above, the “Relevant Date” means, in respect of any payment, the date on which any payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.”

(r) Section 11.02 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or approved by a person authorized to make such election pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same interest rate, Stated Maturity and other terms, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount (or in the case of Original Issue Discount Security, the original issue amount) of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restrictions on redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.”

(s) Section 11.04 of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“Section 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(i) the Redemption Date,

(ii) the Redemption Price,

(iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount (or in the case of an Original Issue Discount Security, the original issue amount)) of the particular Security or Securities to be redeemed,

(iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(vi) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(vii) that the redemption is for a sinking fund, if such is the case, and

(viii) the CUSIP number or the Euroclear Bank. S.A./N.V. and Clearstream Banking, société anonyme, reference number of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

Except as otherwise provided herein, notice of redemption published as contemplated by Section 1.06 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

If the Company has elected to redeem the Securities of any series but prior to the payment of the Redemption Price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Company, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the Redemption Price will be due and payable.”

(t) Section 11.08(a) of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities and shall, with respect to the Securities only, be replaced by the following provision:

“(a) Unless otherwise provided in the Securities of any series, all (but not less than all) of the Securities of any series may be redeemed in accordance with the terms of this Article 11 at the option of the Company if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable Prospectus Supplement relating to such series, the Company would become obligated to pay Additional Amounts in making any payments under the Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain; provided that no such notice to the Trustee of the redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities then due.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied and an Opinion of Counsel to the effect that the Company has or will become obliged to make such withholding or deduction or to pay such Additional Amounts as a result of such change or amendment.”

Section 2.10. Deleted Provisions of Original Indenture. Sections 1.17, 1.18, 3.04 and 5.14 of the Original Indenture shall be deleted and reserved with respect to the Securities only and shall not apply to the Securities.

Section 2.11. Certificated Securities and Authentication. Any Certificated Securities issued in exchange for Beneficial Interests in the Securities represented by Global Certificates pursuant to Section 2.03 of the Original Indenture shall be issued in the State of New York. Notwithstanding any other provision in the Indenture, the Securities shall be issued and authenticated in New York.

Section 2.12. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of the Securities, each Holder (which, for the purposes of this Section 2.12, includes each holder of a beneficial interest in the Securities) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due on the Securities; (2) the conversion of all, or a portion, of the Amounts Due on the Securities into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (3) the cancellation of the Securities; (4) the amendment or alteration of the maturity of the Securities or amendment of the amount of interest payable on the Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities will: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be an Event of Default with respect to the Securities. By its acquisition of the Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Securities, each Holder, to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities. Additionally, by its acquisition of the Securities, each Holder will acknowledge and agree that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities: (i) the Trustee will not be required to take any further directions from the Holders with respect to any portion of the Securities under Section 5.12 of the Original Indenture (as amended in this Supplemental Indenture); and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities, so long as any Securities remain outstanding, there will at all times be a trustee for the Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Securities, each Holder shall be deemed to have authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Securities. The Company will also deliver a copy of such notice to the Trustee for information purposes.

(f) Each Holder that acquires Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Supplemental Indenture to the same extent as the Holders that acquire the Securities upon their initial issuance, including, without limitation, with respect to this Section 2.12.

Section 2.13. Tax Compliance. In order to enable the Trustee and the Paying Agent to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) in effect from time to time, including, without limitation FATCA (as defined herein) (“Applicable Tax Law”) that the Company, Trustee or Paying Agent is subject to, the Company agrees (i) to cooperate in good faith with the Trustee and the Paying Agent by providing information, to the extent within the Company’s possession, and to the extent permitted by applicable law, about the parties and/or Securities

(including any modification to the terms of such Securities) that is reasonably necessary for such entity to determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law. For the avoidance of doubt, neither the Trustee nor any Paying Agent shall have any obligation to gross up any payment hereunder or pay any additional amount or otherwise indemnify a Holder as a result of such withholding tax. The terms of this section shall survive the termination of this Indenture or the resignation or removal of the Trustee or any Paying Agent.

Section 2.14. Notices. Any notice, communication or other document (other than a notice, communication or other document delivered pursuant to the procedures set forth in Exhibit B, including a Payment Statement) required to be given to any person hereunder shall be given in accordance with Section 1.05 of the Original Indenture, except that: (i) Section 1.05(c) of the Original Indenture shall be deleted with respect to the Securities only and shall not apply to the Securities; and (ii) with respect to the Securities only, for purposes of Section 1.05(b) of the Original Indenture, the address of the Company shall be as follows: Calle de la Sauceda 28, 28050 Madrid, Spain and the Company’s facsimile number shall be replaced by the following email address: finance.department@bbva.com. Any notice hereunder given by telephone, telecopy or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Issuer

By:	/s/ Erik Schotkamp
	Name:	Erik Schotkamp
	Title:	Capital and Funding Managing Director

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Security Registrar and Transfer Agent

By:	/s/ Maria Bertolin
	Name:	Maria Bertolin
	Title:	Authorised Signatory

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING SECURITIES

No. [●]

CUSIP NO. 05946K AD3

ISIN NO. US05946KAD37

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

GLOBAL SECURITY

representing up to $500,000,000

3.000% Fixed Rate Senior Notes Due 2020

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $500,000,000 on October 20, 2020 or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Company further unconditionally promises, subject to paragraph 2(b) of the Terms and Conditions of the Securities referred to below and the sixth immediately succeeding paragraph, to pay interest in arrears on April 20 and October 20 of each year (each an “Interest Payment Date”), commencing April 20, 2016, and at maturity or redemption, on said principal sum at the rate of 3.000% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including October 20, 2015 until payment of said principal sum has been made or duly provided for. The interest payable on any such April 20 and October 20 will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to Cede & Co., or registered assigns at the end of the close of business on the Regular Record Date for such interest which shall be the 15th calendar day next preceding the date on which interest is to be paid, whether or not such day is a Business Day. A “Business Day” is a day (other than a Saturday or a Sunday) on which (i) foreign exchange markets are open for business in New York City that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City and (ii) the TARGET2 system is open.

This being the Global Security of a series (as defined in the Indenture referred to on the reverse hereof) deposited with DTC (as defined on the reverse hereof) acting as depositary, and registered in the name of Cede & Co., a nominee of DTC, Cede & Co., as holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds.

Payment of interest (including Additional Amounts) on Global Securities will be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the DTC with a bank in New York City.

Such payment shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The Company hereby irrevocably undertakes to the holder hereof to exchange this Global Security in accordance with the terms of the Indenture without charge upon request of such holder for Securities of the same series upon delivery hereof to the Trustee together with any certificates, letters or writings required in Section 3.03 of the Base Indenture (as defined on the reverse hereof).

Except as set forth in the immediately following paragraph, no reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Security at the place, times, and rate, and in the currency, herein prescribed.

Notwithstanding any other term of the Securities (as defined on the reverse hereof), the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition or acceptance of this Security, each Holder (including each holder of a beneficial interest in the Security) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power (as defined on the reverse hereof) by the Relevant Spanish Resolution Authority (as defined on the reverse hereof), that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due (as defined on the reverse hereof) on the Securities; (2) the conversion of all, or a portion, of the Amounts Due on the Securities into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (3) the cancellation of the Securities; (4) the amendment or alteration of the maturity of the Securities or amendment of the amount of interest payable on the Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The Holder shall not have any claim against the Company in connection with or arising out of any such exercise or variation.

Reference is made to the further provisions set forth under the Terms and Conditions of the Global Security endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Global Security shall not be valid or obligatory for any purpose until the certificate of authentication of this Global Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 20, 2015

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated: October 20, 2015

The Bank of New York Mellon, as Trustee

By:
Authorized Officer

TERMS AND CONDITIONS OF THE SECURITIES

1. General. (a) This Security (as defined below) is one of a duly authorized issue of a series of debt securities of the Company, designated as its 3.000% Fixed Rate Senior Notes Due 2020 (referred to as the “Securities”, as further defined below), limited to the aggregate principal amount of $1,000,000,000 (except as otherwise provided below) and issued or to be issued pursuant to an Indenture (as modified and supplemented from time to time, the “Base Indenture”) dated as of July 25, 2013 among the Company and The Bank of New York Mellon, as trustee (together with any successor Trustee under the Indenture, the “Trustee”), as modified and supplemented by a supplemental indenture dated October 20, 2015 among the Company and The Bank of New York Mellon, as trustee, paying agent, security registrar and transfer agent (the “Supplemental Indenture” and, together with the Base Indenture (as modified and supplemented by the Supplemental Indenture), the “Indenture”). The terms and conditions of the Indenture shall have effect as if incorporated herein. All capitalized terms used in this Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture. The holders of the Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in London, England.

(b) The Securities are direct, unconditional and unsecured obligations of the Company.

(c) The Securities will initially be sold in the form of one or more global certificates representing the notes in fully registered form without interest coupons (each a “Global Security” and, together with any securities issued in definitive form pursuant to the Indenture (each a “Security”), the “Securities”) deposited with The Bank of New York Mellon as custodian for The Depository Trust Company (“DTC”). The Securities will not be issued in bearer form. The Securities, and transfers thereof, shall be registered as provided in Section 3.06 of the Base Indenture. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company and the Trustee as the absolute owner of such Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Payments and Paying Agencies. (a) All payments on the Securities shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(b) (i) Principal of this Security and interest due at maturity will be payable against surrender of such Security at the office of the Paying Agent in New York City in immediately available funds by a U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the registered Holder with, a bank located in the United States.

(ii) Payment of interest (including Additional Amounts) on this Security will be made to the persons in whose name such Security is registered at the end of the close of business on the Regular Record Date, which shall be the end of the 15th calendar day next preceding the date on which interest is to be paid whether or not such day is a Business Day, notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to the Record Date and prior to such interest payment date.

Any interest on and any Additional Amounts with respect to the Securities which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below:

(A) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holders (or holders of a Predecessor Security of their Securities) at their addresses as they appear in the Security Register not less than ten days prior to such Special Record Date. The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

(B) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(c) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3. Additional Amounts; Redemption for Taxation or Listing Reasons; Optional Redemption

(a) Any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied by or on behalf of the Kingdom of Spain (the “Taxing Jurisdiction”) or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amount paid to the Holder of such Security under the Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security to which such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(i) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant depositary;

(ii) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment;

(iii) except where the tax, assessment or other governmental charge is imposed or levied on amounts paid on the Securities as a result of the Securities not being listed on an OECD Country (other than the amounts to be paid by the Company in connection with (vi) below), in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(iv) where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directives;

(v) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(vi) in the event that the Security is redeemed pursuant to Section 11.08(b) of the Base Indenture.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

For the avoidance of doubt, no Additional Amounts will be paid by the Company or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the Securities where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

For the purposes of (ii) above, the “Relevant Date” means, in respect of any payment, the date on which any payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with the Indenture.

(b) All (but not less than all) of the Securities may be redeemed at their principal amount, together with accrued interest, if any, thereon to but not including the Redemption Date in accordance with the terms of Article 11 of the Base Indenture at the option of the Company if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after October 13, 2015, the Company would become obligated to pay Additional Amounts in making any payments under the Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain; provided that no such notice to the

Trustee of the redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities then due.

Prior to any notice of redemption of the Securities pursuant to Section 11.04 of the Base Indenture, the Company shall provide the Trustee with an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this paragraph have been satisfied and an Opinion of Counsel to the effect that the Company has or will become obliged to make such withholding or deduction or to pay such Additional Amounts as a result of such change or amendment.

(c) If the Securities are not listed on an organized market in an OECD Country by the date that is 45 days before the initial Interest Payment Date on such Securities, the Company may, at its election and having given no less than 15 days’ notice to the Holders, redeem all of the Outstanding Securities at their principal amount, together with accrued interest, if any, thereon to but not including the Redemption Date; provided that from and including October 20, 2015 (the issue date) of such Securities to and including such Interest Payment Date, the Company will use its reasonable efforts to obtain or maintain such listing, as applicable. In the event of an early redemption of the Securities for the reasons set forth in the preceding sentence, if required by the relevant Spanish law and regulation, the Company will withhold tax and will pay interest in respect of the principal amount of the Securities redeemed net of the Spanish withholding tax applicable to such payments.

(d) The Securities will be subject to redemption at any time, as a whole or in part, at the election of the Company at a Redemption Price which is equal to the greater of: (i) 100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date of such Securities; and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the Redemption Date) discounted to the Redemption Date of the Securities being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points for the Securities being redeemed, plus accrued and unpaid interest on the principal amount of such Securities (or any portion thereof) being redeemed to, but excluding, the Redemption Date of the Securities (or any portion thereof) being redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of such Securities to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

(e) If the Company has elected to redeem the Securities under this paragraph 3 but prior to the payment of the Redemption Price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Company, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the Redemption Price will be due and payable.

4. Certain Covenants of the Company. The Indenture contains certain covenants of the Company, including covenants as to the payment of principal of and interest (including Additional Amounts) on the Securities, the maintenance of offices for payments and the appointment to fill a vacancy in the office of Trustee.

5. Events of Default. Each of the following events shall constitute an “Event of Default” under this Security (whatever the reason for any such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as set forth in this paragraph 5:

(a) default by the Company in the payment of the principal of any Security when due and payable at its Maturity and such default is not remedied within 14 days; or

(b) default by the Company in the payment of any interest on or any Additional Amounts payable in respect of any Security when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days; or

(c) default by the Company in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a Security, and such default is not remedied in 30 days; or

(d) default in the performance, or breach, of any covenant or warranty of the Company under the Indenture or the Securities (other than a covenant or warranty default in the performance or breach of which is elsewhere in this paragraph 5 specifically dealt with or which has been expressly included in the Indenture solely for the benefit of a series of notes other than the Securities), and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by any Holder or the Holders of any Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

(e) an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Company or an order of any competent court or administrative agency is made or a resolution is passed by the Company for the dissolution or winding up of the Company (except (i) in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act (as defined below) of the Holders or (ii) where the entity resulting from any such reconstruction or merger or amalgamation is a Financial Institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Company immediately prior to such reconstruction or merger or amalgamation); or

(f) the Company is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by the Company to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to the Company or of a substantial part of the assets of the Company (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days); or

(g) the Company (except (i) for the purpose of an amalgamation, merger or reconstruction approved by an Act (as defined below) of the Holders or (ii) where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Company immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

(h) a holder of a security interest takes possession of the whole or any substantial part of the assets or business of the Company or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to the Company or in relation to the whole or any substantial part of the business or assets of the Company (in each case, other than in connection with a Resolution or an Early Intervention with respect to the Company), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of the Company and is not discharged within 30 days.

For the purpose of paragraphs 5(f), 5(g) and 5(h) a report by the external auditors from time to time of the Company as to whether any part of the business or assets of the Company is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding any other provision in this paragraph 5, any Resolution or Early Intervention with respect to the Company, shall not, in and of itself and without regard to any other fact or circumstance, constitute an Event of Default under paragraphs 5(e) and 5(f) above with respect to the Securities. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due (as defined below) on the Securities, the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below) with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities will constitute an Event of Default. In addition, no repayment or payment of Amounts Due on the Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by Holders of Securities and the instrument or instruments in which such action is embodied and evidenced by.

“Amounts Due” with respect to a Security means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts, premium (if any) and sinking fund payments (if any) due on such Security. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below).

“Early Intervention” means, with respect to any Regulated Entity (as defined herein), that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined herein), as amended from time to time.

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the Recovery and Resolution of Credit Institutions and Investment Firms (Ley de Recuperación y Resolución de Entidades de Crédito y Empresas de Servicios de Inversión).

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under Article 1.2 of Law 11/2015, as amended from time to time.

“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (CNMV) and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Resolution” means, with respect to any Regulated Entity, that any Relevant Spanish Resolution Authority shall have announced or determined that such Regulated Entity has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015, as amended from time to time.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to the transposition of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended from time to time, and (iii) any other instruments, rules or standards made in connection with either (i) or (ii), pursuant to which any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

6. Modifications and Amendments. (a) With the consent, as evidenced in an Act of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, modifications and amendments to the Indenture and hereto may be made by execution of a supplemental indenture, as provided in the Indenture, and future compliance therewith and herewith or, prior to declaration of maturity of the Securities, past default by the Company may be waived, with the consent, as evidenced in an Act of Holders representing at least a majority in aggregate principal amount of the Securities at the time Outstanding; provided, however, that no such modification, amendment or waiver shall, without the consent of the Holder of each such Security affected thereby,

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof, or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 of the Base Indenture (except as contemplated by Section 3.08 of the Base Indenture and permitted by Section 9.01(a) of the Base Indenture), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Base Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.04 of the Base Indenture, or change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13 of the Base Indenture, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of Section 9.02 or Section 5.13 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(iv) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof, except in each case with respect to any modification or amendment of the Indenture pursuant to a supplemental indenture and hereto which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (in which case neither the consent nor the affirmative vote of any Holder of a Security affected shall be required).

7. Replacement; Exchange and Transfer of Securities. (a) In case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered Holder thereof and subject to Section 3.07 of the Base Indenture, the Company shall execute and the Trustee shall authenticate and deliver a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Company and the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them and any agent of the Company or the Trustee harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Company, will pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) The Securities are issuable only in registered form and without coupons. Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 7(e) hereof, a Security or Securities may be exchanged for an equal aggregate principal amount of Securities in different authorized denominations by surrender of such Security or Securities at the Corporate Trust Office of the Trustee in London, England or at the office of a transfer agent, together with a written request for the exchange.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 7(e) hereof, a Security may be transferred in whole or in a smaller authorized denomination by the Holder or Holders surrendering the Security for transfer at the Corporate Trust Office of the Trustee in London, England or at the office of a transfer agent accompanied by an executed instrument of assignment and transfer. The registration of transfer of the Securities will be made by the Security Registrar in New York City.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to the foregoing provisions, except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or other expenses that may be imposed in relation thereto, will be borne by the Company.

(e) The Company may decline (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.03 of the Base Indenture and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

8. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

9. Paying Agent; Transfer Agent; Registrar. The Company hereby initially appoints the Paying Agent, transfer agent and Security Registrar listed at the foot of this Security. The Company may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment thereof; provided that while the Securities are Outstanding the Company will maintain offices or agencies for the payment of principal of and interest (including Additional Amounts) on this Security as herein provided in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent, transfer agent or Security Registrar will act will be promptly given in the manner described in paragraph 11 hereof.

10. Enforcement. Except as provided in Section 5.07 of the Base Indenture, no Holder of any Security shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, (b) the Holders of not less than 25% in principal amount of the Securities then

Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Outstanding Securities.

11. Notices. Except as otherwise expressly provided in or pursuant to the Indenture, where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In addition, the Company shall cause any publications of such notices as may be required from time to time by applicable Spanish law.

12. Prescription. All claims made against the Company for payment of principal of, interest or Additional Amounts on, or in respect of, the Securities shall become void unless made within ten years (in the case of principal) and five years (in the case of interest and Additional Amounts) from the later of the date on which such payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.

13. Authentication. This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by the Authenticating Agent.

14. Governing Law; Jurisdiction; Service of Process. (a) This Security shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization, issuance and execution by the Company of the Securities shall be governed by and construed in accordance with Spanish law.

(b) In the Indenture, the Company has irrevocably submitted to the nonexclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York over any suit or proceeding arising out of or relating to the Indenture or any Security. In addition, the Company has irrevocably waived, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding brought in such courts.

(c) As long as any of the Securities remains outstanding, the Company will at all times have an authorized agent in New York City upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its agent for such purpose, and has covenanted and agreed that service of process in any suit or proceeding may be made upon it at the office of such agent at Banco Bilbao Vizcaya Argentaria, S.A., 1345 Avenue of the Americas, New York, New York, 10105, U.S.A. (or at such other address or at the office of such other authorized agent as the Company may designate in accordance with Section 1.16 of the Base Indenture).

15. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

16. Descriptive Headings. The descriptive headings appearing in these terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

17. Certain Undertakings and Agreements by Holders. (a) Notwithstanding any other term of this Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this Security, each Holder (which, for the purposes of this paragraph 17, includes each holder of a beneficial interest in the Security) acknowledges, accepts, consents and agrees to be bound by: (i) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the Amounts Due on the Securities; (2) the conversion of all, or a portion, of the Amounts Due on the Securities into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (3) the cancellation of the Securities; (4) the amendment or alteration of the maturity of the Securities or amendment of the amount of interest payable on the Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of this Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities will: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or (ii) be an Event of Default with respect to the Securities. By his acquisition of this Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of this Security, each Holder, to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities. Additionally, by its acquisition of this Security, each Holder will acknowledge and agree that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities: (i) the Trustee will not be required to take any further directions from the Holders with respect to any portion of the Securities under Section 5.12 of the Base Indenture; and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities, so long as any Securities remain outstanding, there will at all times be a trustee for the Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of this Security, each Holder shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Security to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Security as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders thereof. The Company will also deliver a copy of such notice to the Trustee for information purposes.

(f) Each Holder that acquires this Security in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the Securities upon their initial issuance, including, without limitation, with respect to this paragraph.

TRUSTEE, PAYING AGENT, TRANSFER AGENT

AND REGISTRAR

Trustee

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

and

The Bank of New York Mellon London Branch

One Canada Square,

London E14 5AL

United Kingdom

Paying Agent, Transfer Agent and Security Registrar

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

and

The Bank of New York Mellon London Branch

One Canada Square,

London E14 5AL

United Kingdom

EXHIBIT B

PROCEDURES TO BE PERFORMED BY THE ISSUER AND THE PAYING AGENT

IN CONNECTION WITH SPANISH LAW 10/2014, OF JUNE 26, AS AMENDED, AND

ROYAL DECREE 1065/2007, OF JULY 27, AS AMENDED

These procedures set forth the steps to be followed by the Issuer and the Paying Agent in respect of the Securities, pursuant to Section 2.06 of the First Supplemental Indenture to which this Exhibit B is appended. Terms used but not defined herein shall have the meanings assigned to them in the Indenture (as such term is defined in the First Supplemental Indenture to which this Exhibit B is appended).

“New York Business Day” means a Business Day.

“Payment Amount” means (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date (other than a Redemption Date in respect of a Redemption for Failure to List), the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Securities being redeemed on such date and the aggregate principal amount of such Securities.

“Payment Date” means an Interest Payment Date or a Redemption Date (other than a Redemption Date in respect of a Redemption for Failure to List), as applicable.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to this Exhibit B, pursuant to Section 2.06 of the First Supplemental Indenture.

(1)	In the case of a Redemption Date (other than a Redemption Date in respect of a Redemption for Failure to List), no later than 5:00 p.m. New York time on the New York Business Day prior to such Redemption Date, the Issuer shall notify the Paying Agent of the Payment Amount.

(2)	On or before each Payment Date, the Issuer shall deposit with the Paying Agent an amount of funds sufficient to pay the applicable Payment Amount gross of Spanish withholding tax, in accordance with Section 10.04 of the Original Indenture, together with any other amounts to be deposited thereunder.

(3)	No later than 11:00 p.m. New York time on the business day immediately preceding the relevant Payment Date (“PD-1”), the Paying Agent shall deliver an executed Payment Statement to the Issuer, which the Paying Agent shall reasonably believe to be duly completed, substantially in the form set forth in Annex I hereto, setting forth certain details relating to the Securities, including the relevant Payment Date, the Payment Amount to be paid by the Issuer[1] on such Payment Date, and the portion of the Payment Amount corresponding to each clearing agency located outside Spain (including DTC).

(4)	The Payment Statement shall be dated as of PD-1, shall set forth information as of the close of business of PD-1 and shall be executed after the close of business of PD-1.

(5)	The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 5:30 a.m., New York time, on the relevant Payment Date and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 9:30 a.m. New York time on the relevant Payment Date (the “First Statement Deadline”).

Procedures applicable if the Paying Agent does not deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline

(6)	If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline, the Paying Agent undertakes to make all reasonable efforts to provide an executed Payment Statement to the Issuer which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but no later than 9:00 a.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day). The Payment Statement shall be dated as of PD-1 and shall set forth information as of the close of business of PD-1.

(7)	The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 11:00 a.m., New York time, on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day) and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 5:00 p.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

Original copies

(8)	The Paying Agent must deliver an original copy of any duly executed and completed Payment Statement issued hereunder to the Issuer no later than the 15th calendar day of the month immediately following the relevant Payment Date.

Notices, etc.

Any notice, statement or other paper, document or communication made or given by the Issuer to the Paying Agent pursuant to the procedures set forth in this Exhibit B shall be sent by email or fax or communicated by telephone, as follows (or as the Paying Agent shall have notified the others in writing): c/o The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom (Attention: Global Corporate Trust), telephone: +44 1202689787, fax: + 44 (0)20 7163 2536; email address: corpsov4@bnymellon.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Issuer pursuant to the procedures set forth in this Exhibit B, other than a Payment Statement, shall be sent by email or fax or communicated by telephone, as follows (or as the Issuer shall have notified the Paying Agent in writing): Attention: Finance Department, telephone: +34 (91) 5377253 and +34 (91) 5378195, email address: finance.deparment@bbva.com. Non-original copies of a Payment Statement shall be sent by email or fax to the Issuer. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Issuer, at the following address: Calle de la Sauceda, 28, 28050 Madrid, Spain (Attention: Raúl Moreno and Cristina Cortadi).

Annex I

FORM OF PAYMENT STATEMENT TO BE DELIVERED BY THE PAYING AGENT

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos1

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (…), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (….) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (...), in the name and on behalf of (declaring entity), with tax identification number (1) (...), with domicile in (address) acting in its capacity as (check as appropriate)

(a)	Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)	Managing Entity of the Public Debt Book-Entry Market

(b)	Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)	Clearing and settlement entity located outside Spain

(c)	Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)	Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)	Agente de pagos designado por el emisor

[1]	The Paying Agent will only need to provide responses to the questions set forth in Section 2 of this form (i.e., questions 2.1 to 2.6).

(d)	Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own records:

1.	En relación con los apartados 3 y 4 del artículo 44:

1.	Regarding sections 3 and 4 of section 44:

1.1	Identificación de los valores

1.1.	Identification of the securities

1.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

1.3	Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3	Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

1.4	Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.	Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5	Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5.	Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.	En relación con el apartado 5 del artículo 44:

2.	Regarding section 5 of section 44:

2.1	Identificación de los valores

2.1.	Identification of the securities

2.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3	Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados)

2.3	Total amount of payment[2] (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.	Amount of payment[2] corresponding to clearing and settlement entity “A”[3] located outside Spain

2.5	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.	Amount of payment[2] corresponding to clearing and settlement entity “B”[4] located outside Spain

2.6	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

2.6.	Amount of payment[2] corresponding to clearing and settlement entity “C”[4] located outside Spain[4]

[2]	Refers to: (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date (other than in the event of a Redemption for Failure to List), the aggregate amount of the difference between the Redemption Price and the principal amount of the Securities being redeemed on such date.
[3]	References to A, B and C, respectively, shall be replaced by the complete name of the relevant foreign clearing and settlement entity (such as The Depository Trust Company). If there is a single foreign clearing and settlement entity, only question 2.4 need be completed.
[4]	To be complemented as appropriate if the relevant payment of income is made through more than three different clearing and settlement entities outside Spain.

Lo que declaro en …………….a …. de ..……………de ….

I declare the above in [location] on the [day] of [month] of [year].

Name:                     , on behalf of The Bank of New York Mellon, as Paying Agent with respect to the securities.

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)	In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.